Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2026

FOX REPORTS FIRST QUARTER FISCAL 2027
REVENUE OF $4.57 BILLION,
NET INCOME OF $957 MILLION, AND
ADJUSTED EBITDA OF $1.64 BILLION

NEW YORK, NY, November 2, 2026 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended September 30, 2026.

The Company reported total quarterly revenue of $4.57 billion, an increase of $833 million or 22% as compared to the amount reported in the prior year quarter. Distribution revenue increased 9%, driven by 10% growth at the Cable Network Programming segment and 4% growth at the Television segment. Advertising revenue increased 47%, primarily due to the current year broadcast of the FIFA Men's World Cup ("World Cup"), higher political advertising revenue, and continued digital growth led by the Tubi AVOD service. Content and other revenue was $406 million as compared to the $411 million reported in the prior year quarter.

The Company reported quarterly net income of $957 million as compared to the $609 million reported in the prior year quarter. Net income attributable to Fox Corporation stockholders was $943 million ($2.20 per share) as compared to the $599 million ($1.32 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $1.09 billion ($2.54 per share) as compared to the $686 million ($1.51 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $1.64 billion, an increase of $576 million or 54% from the amount reported in the prior year quarter, as the revenue increase noted above was partially offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs led by the current year broadcast of the World Cup, and higher digital content costs.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

"FOX has had an outstanding start to fiscal 2027 with first-quarter records for revenue and Adjusted EBITDA underpinned by robust growth in both advertising and distribution revenue. We commenced the year with the stellar performance of the FIFA Men’s World Cup, the kickoff of the college football and NFL seasons, and an active election cycle at the national and local levels. These events supported strong contributions from across the company, reflecting the focused strategy we are executing and the strength of our content and brands. These record results coupled with the strong momentum we are continuing to see across our business gives us confidence in delivering value for shareholders in a thoughtful and disciplined manner.”
1 Excludes net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments. See Note 1 for a description of adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income attributable to Fox Corporation stockholders and earnings per share attributable to Fox Corporation stockholders to adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2026

REVIEW OF OPERATING RESULTS

	Three Months Ended September 30,
	2026	2025
	$ Millions
Revenues by Component:

Distribution	$2,084	$1,915
Advertising	2,081	1,412
Content and other	406	411
Total revenues	$4,571	$3,738

Segment Revenues:

Cable Network Programming	$1,803	$1,662
Television	2,713	2,050
Corporate and Other	246	89
Eliminations	(191)	(63)
Total revenues	$4,571	$3,738

Adjusted EBITDA:

Cable Network Programming	$859	$800
Television	934	399
Corporate and Other	(152)	(134)
Adjusted EBITDA[3]	$1,641	$1,065

Depreciation and amortization:

Cable Network Programming	$26	$26
Television	58	30
Corporate and Other	34	42
Total depreciation and amortization	$118	$98

3 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2026

CABLE NETWORK PROGRAMMING

	Three Months Ended September 30,
	2026	2025
	$ Millions
Revenues
Distribution	$1,200	$1,090
Advertising	373	345
Content and other	230	227
Total revenues	1,803	1,662
Operating expenses	(793)	(703)
Selling, general and administrative	(151)	(159)
Segment EBITDA	$859	$800

Cable Network Programming reported quarterly segment revenue of $1.80 billion, an increase of $141 million or 8% from the amount reported in the prior year quarter. Distribution revenue increased $110 million or 10% primarily due to contractual price increases and an increase in the average number of subscribers. Advertising revenue increased $28 million or 8%, primarily due to higher sports advertising revenue including the current year broadcast of the World Cup, partially offset by lower digital news advertising revenue. Content and other revenue increased $3 million or 1%.

Cable Network Programming reported quarterly segment EBITDA of $859 million, an increase of $59 million or 7% from the amount reported in the prior year quarter, as the revenue increase noted above was partially offset by higher expenses. The increase in expenses was primarily driven by higher sports programming rights amortization and production costs, including the current year broadcast of the World Cup, and higher news programming costs.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2026

TELEVISION

	Three Months Ended September 30,
	2026	2025
	$ Millions
Revenues
Advertising	$1,708	$1,067
Distribution	850	821
Content and other	155	162
Total revenues	2,713	2,050
Operating expenses	(1,496)	(1,385)
Selling, general and administrative	(283)	(266)
Segment EBITDA	$934	$399

Television reported quarterly segment revenue of $2.71 billion, an increase of $663 million or 32% from the amount reported in the prior year quarter. Advertising revenue increased $641 million or 60%, primarily due to the current year broadcast of the World Cup, higher political advertising revenue, and continued digital growth led by the Tubi AVOD service. Distribution revenue increased $29 million or 4%, driven primarily by higher average rates at the Company's owned and operated television stations and an increase in the average number of subscribers. Content and other revenue was $155 million as compared to the $162 million reported in the prior quarter, primarily due to lower entertainment content revenue.

Television reported quarterly segment EBITDA of $934 million, an increase of $535 million or 134% from the amount reported in the prior year quarter, as the revenue increase noted above was partially offset by higher expenses. The increase in expenses was primarily driven by higher sports programming rights amortization and production costs, led by the current year broadcast of the World Cup partially offset by lower NFL costs driven by the timing of games, and higher digital content costs.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2026

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “would,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to the impact of the Roku transaction and related risks, changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the joint proxy statement/prospectus filed with the SEC in connection with the Roku transaction.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.
CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Charlie Costanzo, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7908	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2026

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2026	2025
	$ Millions, except per share amounts

Revenues	$4,571	$3,738

Operating expenses	(2,363)	(2,121)
Selling, general and administrative	(567)	(552)
Depreciation and amortization	(118)	(98)
Restructuring, impairment and other corporate matters	(17)	8
Equity losses of affiliates	—	(1)
Interest expense, net	(80)	(50)
Non-operating other, net	(143)	(125)
Income before income tax expense	1,283	799
Income tax expense	(326)	(190)
Net income	957	609
Less: Net income attributable to noncontrolling interests	(14)	(10)
Net income attributable to Fox Corporation stockholders	$943	$599

Weighted average shares:	428	455

Net income attributable to Fox Corporation stockholders per share:	$2.20	$1.32

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2026

CONSOLIDATED BALANCE SHEETS

	September 30, 2026	June 30, 2026
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,536	$4,205
Receivables, net	3,657	3,455
Inventories, net	689	487
Other	320	306
Total current assets	9,202	8,453

Non-current assets:
Property and equipment, net	1,850	1,842
Intangible assets, net	2,834	2,870
Goodwill	3,647	3,647
Deferred tax assets	2,316	2,443
Other non-current assets	3,244	3,227
Total assets	$23,093	$22,482

Liabilities and Equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,429	$2,667
Total current liabilities	2,429	2,667

Non-current liabilities:
Borrowings	6,607	6,606
Other liabilities	1,400	1,395
Redeemable noncontrolling interests	86	86
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	2	2
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,294	7,274
Retained earnings	5,277	4,457
Accumulated other comprehensive loss	(109)	(107)
Total Fox Corporation stockholders’ equity	12,466	11,628
Noncontrolling interests	105	100
Total equity	12,571	11,728
Total liabilities and equity	$23,093	$22,482

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2026

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2026	2025
	$ Millions
OPERATING ACTIVITIES:
Net income	$957	$609
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	118	98
Restructuring, impairment and other corporate matters	17	(8)
Equity-based compensation	36	28
Equity losses of affiliates	—	1
Non-operating other, net	143	125
Deferred income taxes	127	90
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(192)	(437)
Inventories net of programming payable	(567)	(525)
Accounts payable and accrued expenses	(179)	(132)
Other changes, net	156	21
Net cash provided by (used in) operating activities	616	(130)

INVESTING ACTIVITIES:
Property and equipment	(113)	(104)
Purchase of investments	—	(135)
Other investing activities, net	(26)	(16)
Net cash used in investing activities	(139)	(255)

FINANCING ACTIVITIES:
Dividends paid and distributions	(131)	(138)
Repurchase of shares	—	(250)
Purchase of noncontrolling interest	—	(208)
Other financing activities, net	(15)	(2)
Net cash used in financing activities	(146)	(598)

Net increase (decrease) in cash and cash equivalents	331	(983)
Cash and cash equivalents, beginning of year	4,205	5,351
Cash and cash equivalents, end of period	$4,536	$4,368

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2026

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income attributable to Fox Corporation stockholders and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended September 30, 2026 and 2025:

	Three Months Ended
	September 30, 2026		September 30, 2025
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$943	$2.20	$599	$1.32

Restructuring, impairment and other corporate matters	17	0.04	(8)	(0.02)

Non-operating other, net	143	0.33	125	0.27

Tax provision	(18)	(0.04)	(31)	(0.07)

Noncontrolling interest adjustment	—	—	1	—

Rounding	—	0.01	—	0.01

As adjusted	$1,085	$2.54	$686	$1.51

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2026

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Depreciation and amortization, Restructuring, impairment and other corporate matters, Equity earnings (losses) of affiliates, Interest expense, net, Non-operating other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect Net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
	2026	2025
	$ Millions
Net income	$957	$609
Add:
Depreciation and amortization	118	98
Restructuring, impairment and other corporate matters	17	(8)
Equity losses of affiliates	—	1
Interest expense, net	80	50
Non-operating other, net	143	125
Income tax expense	326	190
Adjusted EBITDA	$1,641	$1,065